As filed with the Securities and Exchange Commission on April 26, 2002
                                                      Registration No. 333-57820

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 AMENDMENT NO. 2

                                       TO

                                    FORM F-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          DELANO TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

            ONTARIO                                           98-0206122
(Province or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                            302 TOWN CENTRE BOULEVARD
                            MARKHAM, ONTARIO, CANADA
                                     L3R 0E8
                                 (905) 947-2222
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                              CT CORPORATION SYSTEM
                                 118 8TH AVENUE
                               NEW YORK, NY 10011
                                 (212) 894-8940
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)

                              --------------------

           Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             F. GEORGE DAVITT, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                                BOSTON, MA 02110
                                 (617) 248-7000

         The Registrant hereby removes from registration under this Registration Statement (No. 333-57820) 3,498,118 common shares, without par value (the "Common Shares"), registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares"), that have not been sold or transferred pursuant to this Registration Statement. As of the date hereof, 1,532,927 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Delano certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of Ontario, Canada, on this 26th day of April, 2002.

                                          DELANO TECHNOLOGY CORPORATION


                                          By: /s/ Vikas Kapoor
                                             -----------------------------------
                                              Vikas Kapoor
                                              Chief Executive Officer
                                              (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             SIGNATURE                               TITLE                                      DATE
             ---------                               -----                                      ----
 /s/ Vikas Kapoor                     Chief Executive Officer, Director                     April 26, 2002
-------------------------------        (Principal Executive Officer)
Vikas Kapoor

/s/ David Garland                     Vice President, Finance                               April 26, 2002
-------------------------------       (Principal Financial Officer and Principal
David Garland                         Accounting Officer)

/s/ Dennis Bennie                     Chairman of the Board of Directors                    April 24, 2002
-------------------------------
Dennis Bennie

/s/ Albert Amato                      Director                                              April 26, 2002
-------------------------------
Albert Amato

/s/ J. Ian Giffen                     Director                                              April 26, 2002
-------------------------------
J. Ian Giffen

/s/ Bahman Koohestani                 Director                                              April 26, 2002
-------------------------------
Bahman Koohestani

/s/ Donald Woodley                    Director                                              April 24, 2002
-------------------------------
Donald Woodley

/s/ Albert Delorenzi                   Director                                              April 25, 2002
-------------------------------
Albert Delorenzi


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